UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2009

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 4, 2009, the Board of Directors of Esterline Technologies Corporation (the “Company”) elected Mr. LeRoy D. Nosbaum to serve as a member of the Board of Directors, effective immediately after the Annual Meeting of Shareholders held on March 4, 2009 (the “Annual Meeting”) to fill one of the vacancies described below. Mr. Nosbaum is currently the Executive Chairman of Itron, Inc., which provides a comprehensive portfolio of products and services for the energy and water industries throughout the world. Mr. Nosbaum has more than 30 years of leadership and management experience with companies supplying the utility industry with metering and communications systems, including wireless network solutions. Until February 12, 2009, Mr. Nosbaum served as Itron’s Chief Executive Officer since 2000 and Chairman of the Board since 2002.

Mr. Nosbaum will be proposed to shareholders at the 2010 Annual Meeting of Shareholders for election as a director. The Board of Directors has appointed Mr. Nosbaum to serve as a member of the Nominating and Corporate Governance Committee and Strategy and Technology Committee. There was no arrangement or understanding between Mr. Nosbaum and any other person pursuant to which he was elected to his position, and there are no related party transactions between Mr. Nosbaum and the Company.

For his services as a non-employee director, Mr. Nosbaum will be entitled to receive the standard compensation for a non-employee director of the Company. The Company will also reimburse Mr. Nosbaum for out-of-pocket expenses incurred in connection with attendance or participation at meetings. The non-employee director compensation program is described in further detail in the Company’s proxy statement for its 2009 Annual Meeting filed with the Securities and Exchange Commission on January 23, 2009.

Retirement of Directors

On March 4, 2009 immediately following the Annual Meeting, Admiral Charles R. Larson and Mr. James L. Pierce retired from the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, which require directors to tender their resignation prior to the annual shareholders meeting following their 72nd birthday. Such directors may not be nominated for election or be elected after their 72nd birthday. Neither Admiral Larson nor Mr. Pierce was nominated for re-election at the Annual Meeting. The retirement of Admiral Larson and Mr. Pierce was previously announced in the Company’s proxy statement in connection with the Annual Meeting.

As a result of the retirements and election of Mr. Nosbaum, the Board of Directors reduced the size of the Board of Directors to nine members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 6, 2009	By:	/s/ ROBERT D. GEORGE
		Name:	Robert D. George
		Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer